Exhibit 99.1

CHINA RECYCLING ENERGY CORPORATION

Letter of Resignation

Dear Chairman Ku and the Board:

Due to my health problems, I request to resign from all my positions at Xi’An TCH Energy Technology Limited. I will also resign from the director position of China Recycling Energy Corporation. I hope my resignation will be approved and take effect soon.

Signature:

/s/Geyun Wang
Geyun Wang
March 12, 2021

4/F Block C, Rong Cheng Yun Gu Building, Keji 3rd Road, Xi’An, China

Tel: 86 29 8765 1098 Fax: 86 29 81772515 www. Creg.cn.com